UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): June 30, 2011
Bakers Footwear Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577980

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri	63103

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(314) 621-0699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Subordinated Convertible Debentures and Subordinated Convertible Debenture Purchase Agreement.
     On June 30, 2011, Bakers Footwear Group, Inc. (the “Company”) entered into an amendment to its $4 million in aggregate principal amount of 9.5% Subordinated Convertible Debentures (the “Debentures”) issued by the Company to investors on June 26, 2007, and an amendment to the related Subordinated Convertible Debenture Purchase Agreement dated June 13, 2007, by and among the Company and the investors named therein (collectively, the “Debenture Amendments”). The Debenture Amendments defer payment of principal under the Debentures. Originally, all $4 million in principal amount was payable on June 30, 2012. Under the Debenture Amendments, principal will be repaid in four equal annual installments of $1 million beginning on June 30, 2012. The interest rate on the Debentures was also increased from 9.5% to 12% per annum. The Debentures continue to be nonamortizing, with interest payable semi-annually on each June 30 and December 31. The Debenture Amendments are attached hereto as Exhibit 4.1 and incorporated herein by reference.
     Also as previously reported, the Company’s Second Amended and Restated Loan and Security Agreement, as amended (the “Senior Secured Loan Agreement”), required that the Company refinance the Debentures on or before May 1, 2012, to extend the maturity to a date beyond July 27, 2013 (the “Refinancing Covenant”). The Senior Secured Loan Agreement matures on May 28, 2013. In connection with the Debenture Amendments, the Company’s senior lender, Bank of America, N.A. (the “Bank”), consented to the Debenture Amendments, subject to the terms of an amendment to that certain Senior Secured Loan Agreement (“Bank Amendment”), which was entered into between the Bank and the Company on June 30, 2011. The Bank’s consent was also subject to the terms of an amended and restated subordination agreement in favor of the Bank entered into on June 30, 2011 among the Company, the Debenture Investors, and the Bank (the “Bank Subordination Agreement”).
     The Bank Amendment and the Bank Subordination Agreement remove the Refinancing Covenant and allow the Company to make the $1 million required principal payment on June 30, 2012, provided that certain conditions are met, including that the Company maintains at least a 1.0 to 1.0 ratio of adjusted EBITDA to its interest expense for the 12 month period ending May 26, 2012, all as calculated pursuant to the Senior Secured Loan Agreement. As previously disclosed, the Company’s Senior Secured Loan Agreement already requires that the Company maintain unused availability greater than 20% of the calculated borrowing base or maintain the ratio of its adjusted EBITDA to its interest expense (both as defined in the amendment) of no less than 1.0:1.0. The minimum availability covenant is tested daily and, if not met, then the adjusted EBITDA covenant is tested on a rolling twelve month basis. The Bank Amendment and Bank Subordination Agreement are filed herewith as Exhibits 10.1 and 4.2 and are incorporated herein by reference. For more information on the Company’s Senior Secured Loan Agreement or the risks of the Company’s liquidity situation and its ability to comply with its financial covenants, please see the Company’s most recent Form 10-Q filed on June 14, 2011.
     As previously disclosed in a Current Report of Form 8-K filed on June 19, 2007, investors in the Debentures included corporate director Scott C. Schnuck, former director Andrew Baur, an entity affiliated with Mr. Baur, and advisory directors Bernard A. Edison and Julian Edison and are set forth in the attached Exhibit 4.1. Bernard Edison is also the father of Peter Edison, the Company’s Chairman and Chief Executive Officer. Julian Edison is a cousin of Peter Edison. Each of Messrs. Schnuck, B. Edison and J. Edison receive fees and other compensation from the Company from time to time in their capacities with the Company. The audit committee and Board of Directors of the Company reviewed and approved the transaction.
Other terms of Subordinated Convertible Debentures.
     The Debentures continue to be convertible into shares of common stock at any time. The initial conversion price was $9.00 per share. The conversion price, and thus the number of shares into which the Debentures are convertible, is subject to anti-dilution and other adjustments. If the Company distributes any assets (other than ordinary cash dividends), then generally each holder is entitled to receive a like amount of such distributed property. In the event of a merger, consolidation, sale of substantially all of the Company’s assets, or reclassification or compulsory share exchange, then upon any subsequent conversion each holder will have the right to either the same property as it would have otherwise been entitled or cash in an amount equal to 100% principal amount of the Debenture, plus interest and any other amounts owed. The Debentures also contain a weighted average conversion price adjustment generally for future issuances, at prices less than the then current conversion price, of common stock or securities convertible into, or options to purchase, shares of common stock, excluding generally currently outstanding options, warrants or performance shares and any future issuances or deemed issuances pursuant to any properly authorized equity compensation plans. The Debentures contain limitations on the number of shares issuable pursuant to the Debentures regardless of how low the conversion price may be, including limitations generally requiring that the conversion price not be less than $8.10 per share for Debentures originally issued to advisory directors, corporate directors or the entity affiliated with Mr. Baur, that the Company does not issue common stock amounting to more than 19.99% of its common stock in the transaction or such that following conversion, the total number of shares beneficially owned by each holder does not exceed 19.999% of the Company’s common stock. These limitations may be removed with shareholder approval.
     As a result of prior issuances of common stock, the weighted average conversion price of the subordinated convertible debentures has decreased to $6.76 with respect to $1 million in aggregate principal amount of debentures and to $8.10, the minimum conversion price, with respect to $3 million in aggregate principal amount of debentures originally issued to directors and director affiliates. The debentures are now convertible into a total of 518,299 shares of the Company’s common stock. The Debenture Amendments had no impact on the conversion terms.
     The Debentures generally provide for customary events of default, which could result in acceleration of all amounts owed, including default in required payments, failure to pay when due, or the acceleration of, other monetary obligations for indebtedness (broadly defined) in excess of $1 million (subject to certain exceptions), failure to observe or perform covenants or agreements contained in the transaction documents, including covenants relating to using the net proceeds, maintaining legal existence, prohibiting the sale of material assets outside of the ordinary course, prohibiting cash dividends and distributions, share repurchases, and certain payments to the Company’s officers and directors. The Company generally has the right, but not the obligation, to redeem the unpaid principal balance of the Debentures at any time prior to conversion if the closing price of the Company’s common stock (as adjusted for stock dividends, subdivisions or combinations) is equal to or above $16.00 per share for each of 20 consecutive trading days and certain other conditions are met. The Company has also agreed to provide certain piggyback and demand registration rights, until two years after the Debentures cease to be outstanding, to the holders under the Securities Act of 1933 relating to the shares of common stock issuable upon conversion of the Debentures.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 is incorporated herein by reference.
     For the Debenture Amendments, the Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 and Section 3(a)(9) under the Securities Act of 1933 for an exchange with existing security holders where no commission or other remuneration is paid or given for soliciting such exchange. The offering of the securities was conducted without general solicitation or advertising. The Debentures continue to bear, and certificates evidencing the shares of common stock issuable upon conversion of the Debentures will bear, restrictive legends permitting the transfer thereof only in compliance with applicable securities laws. The Company believes that the Investors are holding the Debentures for investment purposes and not with a view to or for distribution in these transactions and that each was an “accredited investor” under Rule 501(e) under Regulation D under the Securities Act of 1933.

Item 3.03. Material Modification of Rights of Security Holders.
     The information set forth under Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.
Date: July 5, 2011	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III
Executive Vice President, Chief Financial Officer, Controller, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Second Amendment to Subordinated Convertible Debentures and Subordinated Convertible Debenture Purchase Agreement dated June 30, 2011.

4.2	Amended and Restated Subordination Agreement dated June 30, 2011 by and among the Company, the Investors named therein and Bank of America, N.A.

10.1	Sixth Amendment to Second Amended and Restated Loan and Security Agreement dated June 30, 2011 by and among the Company and Bank of America, N.A.